Exhibit 31.1

CERTIFICATION

I, Roelof Rongen, Chief Executive Officer of Matinas Biopharma Holdings, Inc., certify that:

1. I have reviewed this special financial report on Form 10-K of Matinas Biopharma Holdings, Inc. for the fiscal year ended December 31, 2013.

2. Based on my knowledge, this special financial report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Based on my knowledge, the financial statements, and other financial information included in this special financial report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: April 10, 2014	By:	/s/ Roelof Rongen
		Name:	Roelof Rongen
		Title:	President and Chief Executive Officer